Tambrands Inc.
FORM 10-K
PART IV, Item 14., Exhibit 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

                                                               Year Ended
(in thousands, except ratios)                                  December 31,
                                             ------------------------------------------------
                                              1994       1993      1992      1991      1990
                                              ----       ----      ----      ----      ----
Earnings:
  Income before income taxes                 $141,751  $118,652  $191,863  $131,825  $154,696
  Fixed charges                                 9,054     6,549     6,470     4,929     4,512
                                             --------  --------  --------  --------  --------
    Earnings                                 $150,805  $125,201  $198,333  $136,754  $159,208
                                             ========  ========  ========  ========  ========
Fixed charges:
  Interest portion of operating
    lease expense:
      Operating lease expense                $  4,270  $  5,027  $  4,031  $  4,204  $  2,221
      Assumed interest factor                    0.33      0.33      0.33      0.33      0.33
                                             --------  --------  --------  --------  --------
        Interest portion of operating
          lease expense                         1,409     1,659     1,330     1,387       733
  Interest expense                              7,645     4,890     5,140     3,542     3,779
                                             --------  --------  --------  --------  --------
    Fixed charges                            $  9,054  $  6,549  $  6,470  $  4,929  $  4,512
                                             ========  ========  ========  ========  ========
Ratio of earnings to fixed charges               16.7      19.1      30.7      27.7      35.3
                                             ========  ========  ========  ========  ========